UNISOURCE ENERGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

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                                                                                UNISOURCE       UNISOURCE
                                                                             ENERGY SERVICES  ENERGY CORP.      PRO FORMA
                                                                YEAR ENDED      PRO FORMA       PRO FORMA       YEAR ENDED
                                                                12/31/2002     ADJUSTMENTS     ADJUSTMENTS      12/31/2002
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                                                              - Thousands of Dollars -

OPERATING REVENUES
  Electric Retail Sales                                         $ 666,049                                        $ 666,049
  Electric Wholesale Sales                                        177,908                                          177,908
  Other                                                            12,265                                           12,265
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    Total Operating Revenues                                      856,222               -               -          856,222
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Operating Expenses
  Fuel                                                            209,712                                          209,712
  Purchased Power                                                  64,504                                           64,504
  Coal Contract Termination and Amendment Fees                     11,250                                           11,250
  Other Operations and Maintenance                                188,910                                          188,910
  Depreciation and Amortization                                   127,923                                          127,923
  Amortization of Transition Recovery Asset                        24,554                                           24,554
  Taxes Other Than Income Taxes                                    45,508                                           45,508
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    Total Operating Expenses                                      672,361               -               -          672,361
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      Operating Income                                            183,861        $ 26,103               -          209,964
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Other Income (Deductions)
  Interest Income                                                  20,654                                           20,654
  Other Income (Deductions)                                           189                                              189
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    Total Other Income (Deductions)                                20,843               -               -           20,843
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Interest Expense
  Short-Term Debt                                                                                   4,500            4,500
  Long-Term Debt                                                   65,620           9,600                           75,220
  Interest on Capital Leases                                       87,801                                           87,801
  Interest Imputed on Losses Recorded at Present Value              1,166                                            1,166
  Other Interest Expense, Net of Amounts Capitalized                  (36)                                             (36)
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    Total Interest Expense                                        154,551           9,600           4,500          168,651
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Income Before Income Taxes                                         50,153          16,503          (4,500)          62,156
  Income Taxes                                                     16,878           6,585          (1,796)          21,667
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Net Income                                                         33,275           9,918          (2,705)          40,489

Net Income for Common  Shareholders                              $ 33,275         $ 9,918        $ (2,705)        $ 40,489
==========================================================================================================================

Average Shares of Common Stock Outstanding (000)                   33,665          33,665          33,665           33,665
==========================================================================================================================

Basic Earnings per Share                                           $ 0.99          $ 0.29         $ (0.08)          $ 1.20
==========================================================================================================================


Pro Forma Adjustments
     Operating Income equals 11% ROE on $90 mil. of UES equity (grossed-up for taxes) plus UES interest expense

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                          UNISOURCE ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEETS

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
                                                                                  UNISOURCE       UNISOURCE
                                                                               ENERGY SERVICES   ENERGY CORP.     PRO FORMA
                                                                DECEMBER 31,      PRO FORMA       PRO FORMA        BALANCE
                                                                   2002          Adjustments     Adjustments     at 12/31/02
-----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                         - Thousands of Dollars -
UTILITY PLANT
  Plant in Service                                               $2,598,884          $230,000                     $2,828,884
  Utility Plant under Capital Leases                                747,556                                          747,556
  Construction Work in Progress                                      59,926                                           59,926
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    Total Utility Plant                                           3,406,366           230,000              -       3,636,366
  Less Accumulated Depreciation and Amortization                 (1,346,101)                                      (1,346,101)
  Less Accumulated Depreciation of Capital Lease Assets            (391,915)                                        (391,915)
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    Total Utility Plant - Net                                     1,668,350           230,000              -       1,898,350
-----------------------------------------------------------------------------------------------------------------------------

Investments and Other Property                                      315,105                                          315,105

Current Assets                                                      285,005            10,000       ($40,000)        255,005

Regulatory and Other Assets                                         422,274            10,000                        432,274
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Total Assets                                                     $2,690,734          $250,000       ($40,000)     $2,900,734
=============================================================================================================================

CAPITALIZATION AND OTHER LIABILITIES
Capitalization
  Common Stock Equity                                             $ 438,229                                        $ 438,229
  Capital Lease Obligations                                         801,611                                          801,611
  Long-Term Debt                                                  1,128,963          $160,000                      1,288,963
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    Total Capitalization                                          2,368,803           160,000              -       2,528,803
-----------------------------------------------------------------------------------------------------------------------------

Current Liabilities
  Short-Term Debt                                                                                     50,000          50,000
  Current Obligations under Capital Leases                           42,960                                           42,960
  Current Maturities of Long-Term Debt                                1,840                                            1,840
  Other                                                             174,580                                          174,580
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    Total Current Liabilities                                       219,380                           50,000         269,380
-----------------------------------------------------------------------------------------------------------------------------

Total Deferred Credits and Other Liabilities                        102,551                                          102,551
-----------------------------------------------------------------------------------------------------------------------------

Total Capitalization and Other Liabilities                       $2,690,734          $160,000        $50,000      $2,900,734
=============================================================================================================================

Assumptions

     $230 mil. acquisition price for plant in service
     Acquisition is financed by debt and cash on a UniSource consolidated basis

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